UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2013

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

(539) 573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, Apco Oil and Gas International Inc. (the “Company” or “Apco”) issued a press release announcing that on December 16, 2013, Ralph A. Hill resigned as Chief Executive Officer and Chairman and member of the Board of Directors of the Company, effective December 31, 2013. Mr. Hill is also resigning from each of the positions he holds at the Company’s subsidiaries, effective as of December 31, 2013.

In connection with the departure of Mr. Hill, on December 18, 2013, the Board appointed James J. Bender to serve as the Company’s Chairman of the Board of Directors, effective December 31, 2013. Mr. Bender, age 57, has been appointed to serve as the interim CEO and member of the board of directors of WPX Energy, Inc. (“WPX”), the Company’s majority shareholder, effective December 31, 2013. Mr. Bender has served as WPX’s Senior Vice President and General Counsel since April 2011. He has served as a member of the board of directors of Two Harbors Investment Corp. since May 2013. Mr. Bender served as Senior Vice President and General Counsel of The Williams Companies, Inc. from December 2002 until December 31, 2011 and General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P., from September 2005 until December 31, 2011. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners L.P. in August 2010.

On December 18, 2013, the Board also appointed Bryan K. Guderian, age 54, to serve as the Company’s Chief Executive Officer effective December 31, 2013. Mr. Guderian has served as a member of the Company’s Board of Directors since 2002. He has served as Senior Vice President of Operations of WPX since August 2011. Prior to that, Mr. Guderian served as Vice President of the exploration and production unit of Williams from 1998 until December 31, 2011. Mr. Guderian has served as a director of Petrolera Entre Lomas S.A. since 2003 and a director and member of the Audit Committee of NGL Energy Supply, LP since 2012. He is a member of numerous professional organizations, including the Independent Petroleum Association of America, the Natural Gas Supply Association, the American Association of Professional Landmen, and the Oklahoma Independent Petroleum Association.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 19, 2013.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: December 19, 2013	By:	/s/ Amy Flakne
	Name:	Amy Flakne
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 19, 2013.